Exhibit 99.1

Nabriva Therapeutics Reports Fourth Quarter and Full Year 2021 Financial Results and
Provides a Corporate Update

-Total revenue of $9.3 million driven by continued SIVEXTRO prescription growth-

-Net product sales increased 8% sequentially in Q4 2021 versus Q3 2021-

-Cash runway extended well into Q4 2022-

-Conference call today at 4:30 p.m. Eastern Time-

Dublin Ireland, March 29, 2022 – Nabriva Therapeutics plc (NASDAQ: NBRV), a biopharmaceutical company engaged in the commercialization and development of innovative anti-infective agents to treat serious infections, today announced its financial results for the three months and year ended December 31, 2021 and provided a corporate update.

“We saw continued progress in our commercial business during the fourth quarter of 2021, with total revenue for the quarter growing to $9.3 million, of which $8.2 million was attributed to SIVEXTRO sales.  In line with our expectations, prescription growth for SIVEXTRO continued in the fourth quarter growing 5% year over year, as well as registering our third consecutive quarter of sequential quarterly prescription growth,” said Ted Schroeder, Chief Executive Officer of Nabriva Therapeutics. “Our strong close to 2021 for SIVEXTRO was also supported by improved operating efficiencies within our business, which contributed to extending our cash runway well into the fourth quarter of 2022.”

Mr. Schroeder added, “We are proud of the progress made in 2021 and encouraged as we look forward to what we can execute on in 2022. We remain focused on driving growth of SIVEXTRO, educating the medical community on the benefits of XENLETA, and expanding XENLETA geographically as we continue to assess partnership opportunities.”

Corporate and Development Updates

●	On November 11, we announced the availability of the oral formulation of XENLETA in a 10-count oral pack in the U.S. through major specialty distributors.

●	On November 29, we announced that Sumitomo Pharmaceuticals´ (Suzhou) new drug application, or NDA, to market oral and IV formulations of lefamulin for the treatment of community-acquired pneumonia, or CAP, in adults in mainland China was accepted for review by the Chinese Center for Drug Evaluation, or CDE, China’s regulatory authority, on November 23.

Financial results

Three Months Ended December 31, 2021 and 2020

●	Revenues for the three months ended December 31, 2021 were $9.3 million compared to $2.5 million for the three months ended December 31, 2020. The $6.8 million increase was primarily due to a $8.4 million increase in product revenue, net, offset by a $0.1 million decrease in research premiums and grant revenue and a $1.5 million decrease in collaboration revenues.

●	Cost of revenues for the three months ended December 31, 2021 were $5.3 million compared to $0.4 million for the three months ended December 31, 2020. The $4.9 million increase was primarily due to the launch of our own SIVEXTRO National Drug Code, or NDC, on April 12, 2021.

●	Research and development expenses for the three months ended December 31, 2021 were $2.4 million compared to $2.8 million for the three months ended December 31, 2020. The $0.5 million decrease was primarily due to a $0.5 million decrease in research materials and purchased services, a $0.3 million decrease in consulting fees, and a $0.1 million decrease in stock-based compensation expense, partly offset by a $0.2 million increase in staff costs and a $0.2 million increase in infrastructure and other costs.

●	Selling, general and administrative expenses for the three months ended December 31, 2021 were $14.5 million compared to $17.5 million for the three months ended December 31, 2020. The $3.0 million decrease was primarily due to a $1.9 million decrease in commercial consultancy expenses, a $0.6 million decrease in professional fees, a $0.2 million decrease in infrastructure expenses, a $0.1 million decrease in staff costs, and a $0.1 million decrease in stock-based compensation expense.

●	Net loss decreased $4.8 million from a $17.8 million net loss for the three months ended December 31, 2020 to $13.1 million net loss for the three months ended December 31, 2021.

Years Ended December 31, 2021 and 2020

●	Revenues for the year ended December 31, 2021 were $28.9 million compared to $5.0 million for the year ended December 31, 2020. The $23.9 million increase was primarily due to $23.8 million in SIVEXTRO product revenue, net since the launch of SIVEXTRO under our own NDC on April 12, 2021.

●	Cost of revenues for the year ended December 31, 2021 were $13.1 million compared to $0.8 million for the year ended December 31, 2020. The $12.4 million increase was primarily due to the launch of SIVEXTRO under our own NDC on April 12, 2021. Cost of revenues for XENLETA primarily represents direct and indirect manufacturing costs, while cost of revenues for SIVEXTRO represent the actual purchase cost for the finished product from Merck. Prior to the U.S. Food and Drug Administration approval of XENLETA on August 19, 2019, the inventory costs for XENLETA were expensed as research and development expenses since the approval was outside of our control and therefore not considered probable. As such, the majority of the expenses incurred for our initial inventories of XENLETA has been previously expensed. For the years ended December 31, 2021 and 2020, cost of revenues includes a $0.3 million and a $0.7 million, respectively, non-cash reserve adjustment for excess and obsolete inventory due to timing of expiring inventory.

●	Research and development expenses for the year ended December 31, 2021 were $12.6 million compared to $15.1 million for the year ended December 31, 2020. The $2.5 million decrease was primarily due to a $0.7 million decrease in stock-based compensation expense, a $1.0 million decrease in staff costs, and a $0.7 million decrease in study costs.

●	Selling, general and administrative expenses for the year ended December 31, 2021 were $51.6 million compared to $55.3 million for the year ended December 31, 2020. The $3.6 million decrease was primarily due to a $5.9 million decrease in staff costs due to the reduction of headcount, a $1.2 million decrease in stock-based compensation expense, a $0.7 million decrease in travel costs, a $0.6 million decrease in infrastructure costs, and a $2.5 million decrease in professional fees, partly offset by a $7.4 million increase in advisory and external consultancy expenses primarily related to commercialization activities and professional service fees for the relaunch of SIVEXTRO and XENLETA.

●	Net loss decreased $20.0 million from a $69.5 million net loss for the year ended December 31, 2020 to a $49.5 million net loss for the year ended December 31, 2021.

●	As of December 31, 2021, the Company had cash and cash equivalents of $47.7 million. Based on its current operating plans, the Company expects that its existing cash resources will be sufficient to enable it to fund its operating expenses, debt service obligations and capital expenditure requirements well into the fourth quarter of 2022.

Please refer to our Annual Report on Forms 10-K for the fiscal year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission, for additional information regarding the Company’s business and financial results.

Company to Host Conference Call

Nabriva’s management will host a conference call today at 4:30 p.m. ET to discuss the financial results and recent corporate highlights. The dial-in number for the conference call is (866) 811-8671 for domestic participants and (409) 981-0874 for international participants, with Conference ID # 9470054. A live webcast of the conference call can be accessed through the “Investors” tab on the Nabriva Therapeutics website at www.nabriva.com. A replay will be available on this website shortly after conclusion of the event for 90 days.

About Nabriva Therapeutics plc

Nabriva Therapeutics is a biopharmaceutical company engaged in the commercialization and development of innovative anti-infective agents to treat serious infections. Nabriva Therapeutics received U.S. Food and Drug Administration approval for XENLETA® (lefamulin injection, lefamulin tablets), the first systemic pleuromutilin antibiotic for community-acquired bacterial pneumonia (CABP). Nabriva Therapeutics is also developing CONTEPO™ (fosfomycin) for injection, a potential first-in-class epoxide antibiotic for complicated urinary tract infections (cUTI), including acute pyelonephritis. Nabriva entered into an exclusive agreement with subsidiaries of Merck & Co. Inc., Kenilworth, N.J., USA to market, sell and distribute SIVEXTRO® (tedizolid phosphate) in the United States and certain of its territories.

About XENLETA

XENLETA (lefamulin) is a first-in-class semi-synthetic pleuromutilin antibiotic for systemic administration in humans discovered and developed by the Nabriva Therapeutics team. It is designed to inhibit the synthesis of bacterial protein, which is required for bacteria to grow. XENLETA’s binding occurs with high affinity, high specificity and at molecular sites that are different than other antibiotic classes. Efficacy of XENLETA was demonstrated in two multicenter, multinational, double-blind, double-dummy, non-inferiority trials assessing a total of 1,289 patients with CABP. In these trials, XENLETA was compared with moxifloxacin and in one trial, moxifloxacin with and without linezolid. Patients who received XENLETA had similar rates of efficacy as those taking moxifloxacin alone or moxifloxacin plus linezolid. The most common adverse reactions associated with XENLETA included diarrhea, nausea, reactions at the injection site, elevated liver enzymes, and vomiting. For more information, please visit www.XENLETA.com.

About SIVEXTRO

SIVEXTRO (tedizolid phosphate) was approved by the U.S. Food and Drug Administration in 2014. It is indicated in adults and pediatric patients 12 years of age and older for the treatment of acute bacterial skin and skin structure infections (ABSSSI) caused by susceptible isolates of the following Gram-positive microorganisms: Staphylococcus aureus (including methicillin-resistant (MRSA) and methicillin-susceptible (MSSA) isolates), Streptococcus pyogenes, Streptococcus agalactiae, Streptococcus anginosus group (including Streptococcus anginosus, Streptococcus intermedius and Streptococcus constellatus), and Enterococcus faecalis. To reduce the development of drug-resistant bacteria and maintain the effectiveness of SIVEXTRO and other antibacterial drugs, SIVEXTRO should be used only to treat ABSSSI that are proven or strongly suspected to be caused by susceptible bacteria. When culture and susceptibility information are available, they should be considered in selecting or modifying antibacterial therapy. In the absence of such data, local epidemiology and susceptibility patterns may contribute to the empiric selection of therapy.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Nabriva Therapeutics, including but not limited to statements about its ability to successfully commercialize XENLETA for the treatment of CABP, including the managed care coverage for XENLETA, the distribution and promotion of SIVEXTRO for the treatment of ABSSSI, the development of CONTEPO for Complicated Urinary Tract Infections (cUTI), the clinical utility of XENLETA for CABP and CF, SIVEXTRO for ABSSSI and of CONTEPO for cUTI, the impact of macro events on sales of SIVEXTRO and XENLETA, plans for and timing of the review of regulatory filings for XENLETA and CONTEPO, efforts to bring CONTEPO to market, the market opportunity for and the potential market acceptance of XENLETA for CABP, SIVEXTRO for ABSSSI and CONTEPO for cUTI, the development of XENLETA and CONTEPO for additional indications, the development of additional formulations of XENLETA and CONTEPO, plans for making lefamulin available in the European Union, Canada and China, the timing for and receipt of milestone and royalty payments under its license agreement with Sumitomo Pharmaceuticals (Suzhou), plans to pursue research and development of other product candidates, plans to pursue business development initiatives, expectations regarding the ability of customers to satisfy demand for XENLETA with their existing inventory, expectations regarding the impact of the interruptions resulting from COVID-19 on its business, the sufficiency of Nabriva Therapeutics’ existing cash resources and its expectations regarding anticipated revenues from product sales and how far into the future its existing cash resources will fund its ongoing operations and other statements containing the words “anticipate,” “believe,” “estimate,”

“expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: Nabriva Therapeutics’ ability to successfully execute its commercialization plans for XENLETA and SIVEXTRO and whether market demand for XENLETA and SIVEXTRO is consistent with its expectations, Nabriva Therapeutics’ ability to build and maintain a sales force for XENLETA and SIVEXTRO, the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or studies in different disease indications will be indicative of the results of ongoing or future trials, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals, the availability or commercial potential of CONTEPO for the treatment of cUTI, the extent of business interruptions resulting from the infection causing the COVID-19 outbreak or similar public health crises, the ability to retain and hire key personnel, the availability of adequate additional financing on acceptable terms or at all and such other important factors as are set forth in Nabriva Therapeutics’ annual and quarterly reports and other filings on file with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Nabriva Therapeutics’ views as of the date of this press release. Nabriva Therapeutics anticipates that subsequent events and developments will cause its views to change. However, while Nabriva Therapeutics may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Nabriva Therapeutics’ views as of any date subsequent to the date of this press release.

CONTACT:

For Investors and Media

Kim Anderson

Nabriva Therapeutics plc

ir@nabriva.com

Consolidated Balance Sheets

	As of	As of
(in thousands, except share data)	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$47,659	$41,359
Restricted cash	175	231
Short-term investments	16	16
Accounts receivable, net and other receivables	12,751	3,909
Inventory	14,509	5,823
Prepaid expenses	5,155	5,880
Total current assets	80,265	57,218
Property, plant and equipment, net	233	768
Intangible assets, net	31	80
Other non-current assets	380	370
Total assets	$80,909	$58,436
Liabilities and stockholders´ equity
Current liabilities:
Current portion of long-term debt	$3,765	$2,041
Accounts payable	4,372	2,889
Accrued expense and other current liabilities	13,829	12,844
Deferred revenue	374	750
Total current liabilities	22,340	18,524
Non-current liabilities:
Long-term debt	4,265	5,686
Other non-current liabilities	954	1,091
Total non-current liabilities	5,219	6,777
Total liabilities	27,559	25,301
Stockholders’ Equity:
Ordinary shares, nominal value $0.01, 100,000,000 ordinary shares authorized at December 31, 2021; 56,715,306 and 21,078,781 issued and outstanding at December 30, 2020 and December 31, 2021, respectively	567	211
Preferred shares, par value $0.01, 100,000,000 shares authorized at December 31, 2021; None issued and outstanding	—	—
Additional paid in capital	648,432	579,123
Accumulated other comprehensive income	27	27
Accumulated deficit	(595,676)	(546,226)
Total stockholders’ equity	53,350	33,135
Total liabilities and stockholders’ equity	$80,909	$58,436

Consolidated Statements of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except share and per share data)	2021	2020	2021	2020
Revenues:
Product revenue, net	$8,458	$47	$23,386	$108
Collaboration revenue	453	1,988	3,830	2,756
Research premium and grant revenue	350	425	1,679	2,163
Total revenue	9,261	2,460	28,895	5,027
Operating expenses:
Cost of revenues	(5,266)	(365)	(13,148)	(766)
Research and development expenses	(2,391)	(2,841)	(12,630)	(15,102)
Selling, general and administrative expenses	(14,488)	(17,522)	(51,645)	(55,285)
Total operating expenses	(22,145)	(20,728)	(77,423)	(71,153)
Loss from operations	(12,884)	(18,268)	(48,528)	(66,126)
Other income (expense):
Other income (expense), net	(10)	573	469	1,187
Interest income (expense), net	(223)	(198)	(901)	(1,649)
Loss on extinguishment of debt	—	—	—	(2,757)
Loss before income taxes	(13,117)	(17,893)	(48,960)	(69,345)
Income tax benefit (expense)	54	60	(490)	(139)
Net loss	$(13,063)	$(17,833)	$(49,450)	$(69,484)

Loss per share
Basic and diluted ($ per share)	$(0.24)	$(1.11)	$(1.14)	$(5.41)
Weighted average number of shares:
Basic and diluted	55,485,295	16,120,089	43,349,461	12,845,089

Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,
(in thousands)	2021	2020
Net cash provided by (used in):
Operating activities	$(59,557)	$(71,331)
Investing activities	(81)	(274)
Financing activities	66,366	26,924
Effects of exchange rate changes on the balance of cash held in foreign currencies	(484)	(140)
Net increase (decrease) in cash and cash equivalents and restricted cash	6,244	(44,821)
Cash and cash equivalents and restricted cash at beginning of year	41,590	86,411
Cash and cash equivalents and restricted cash at end of year	$47,834	$41,590